Exhibit 10.11
First Amendment to Employment Agreement
     This First Amendment to Employment Agreement is made effective on the 6___day of February, 2008, between Coeur d’Alene Mines Corporation (“Company”), and Al Wilder (“Employee”).
     Whereas, the parties executed an Employment Agreement dated July 31, 2006 (the “Employment Agreement”), and
     Whereas, the Employment Agreement initial term was defined as July 31, 2006 though June 30, 2008, and
     Whereas, the parties desire to extend the term of the Employment Agreement as contemplated by the Employment Agreement and as set forth below;
NOW THEREFORE, in consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:
1. Term of Employment. The Employment Agreement shall be amended in Section 2 to read that the term of employment shall be extended to the 15h day of January, 2009, unless sooner terminated as provided in the Employment Agreement. It is understood, however, that termination can occur in accordance with the provisions of paragraph 7 of the Employment Agreement, notwithstanding anything to the contrary in this First Amendment to Employment Agreement.
IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the day and year first written above.
Coeur d’ Alene Mines Corporation
By
Dennis Wheeler, President and CEO

Employee- Al Wilder